                                                                EXHIBIT 3(b)

                             FILE NUMBER 5303-538-8

                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE



WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TITAN WHEEL INTERNATIONAL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

NOW THEREFORE, I, GEORGE H. RYAN, SECRETARY OF STATE OF THE STATE OF ILLINOIS, BY VIRTUE OF THE POWERS VESTED IN ME BY LAW, DO HEREBY ISSUE THIS CERTIFICATE AND ATTACH HERETO A COPY OF THE APPLICATION OF THE AFORESAID CORPORATION.

IN TESTIMONY WHEREOF, I HERETO SET MY HAND AND CAUSE TO BE AFFIXED THE GREAT SEAL OF THE STATE OF ILLINOIS, AT THE CITY OF SPRINGFIELD, THIS 6TH DAY OF OCTOBER A.D. 1994 AND OF THE INDEPENDENCE OF THE UNITED STATES THE TWO HUNDRED AND 19TH.

                                       GEORGE H. RYAN
                                -------------------------------
                                      SECRETARY OF STATE

[SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818]
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BCA-10.30                       ARTICLES OF AMENDMENT
Form
Rev Jan 1991
George H. Ryan                  FILED                   SUBMIT IN DUPLICATE
Secretary of State              OCT 06 1994
Department of Business Services                         Date
Springfield, IL 62756           GEORGE H. RYAN          Franchise Tax   $
Telephone (217) 782-6961        SECRETARY OF STATE      Filing Fee      $
                                                        Penalty
Remit payment in check or money
order payable to "Secretary of State."                  APPROVED:

1. CORPORATE NAME:    TITAN WHEEL INTERNATIONAL, INC. (NOTE 1)

2. MANNER OF ADOPTION:

        The following amendment of the Articles of Incorporation was adopted on May 19, 1994 in the manner indicated below. ("X" one box only)

   / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                        (Note 2)

   / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;
                                                        (Note 3)

   /X/ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;


                                                (Note 4)

   / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
        Section 7.10;

                                                (Note 4)

   / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                (Note 4)


                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)


--------------------------------------------------------------------------------
                                   (NEW NAME)




                 All changes other than name, include on page 2
                                     (over)

                                  RESOLUTION


        Resolved, that Article III, Paragraph 1 of the Articles of Incorporation be amended by increasing the number of authorized shares of common stock to 60,000,000.

        Resolved, that the Articles of Incorporation be amended further by adding Article V thereto to read as follows:

                                  "ARTICLE V
                              DIRECTOR LIABILITY

                No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that this Article does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. If after this Article becomes effective the Illinois Business Corporation Act is amended to authorize broader elimination or limitation of liability for a director, then in addition to the foregoing elimination of liability, upon the effective date of such amendment the liability of a director shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the Illinois Business Corporation Act as amended. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. No repeal or amendment of the corporation's Certificate of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment."

        Resolved, that the Articles of Incorporation be amended further by adding Article VI thereto to read as follows:

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                                 "ARTICLE VI
                                  AMENDMENTS

                Except as otherwise expressly set forth in the Articles of Incorporation of the corporation or as specifically required by law, any amendment to the Articles of Incorporation of the corporation requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment. Notwithstanding the foregoing, an amendment to the Articles to reduce the current requirement under the Illinois Business Corporation Act that the holders of two-thirds of outstanding shares, including the holders of two-thirds of any class or series which is entitled to a class vote on such transaction, approve certain mergers, consolidations, exchange transactions, or sales by the Corporation of all or substantially all of its assets would, itself, require the affirmative vote of holders of two-thirds of any such class or series."

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3.   The manner in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares ??? class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert "No change")

                        No Change

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:
     (if not applicable, insert "No change")

                        No Change

     (b) The amount of paid-in capital (Paid-In Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert "No change")

                        No Change


                                        Before Amendment    After Amendment

                    Paid-in Capital     $                   $
                                         ---------------     --------------

                      (COMPLETE EITHER ITEM 5 OR 6 BELOW)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

     Dated    June 17           , 1994    Titan Wheel International, Inc.
          ----------------------          -------------------------------------
                                              (Exact name of Corporation)

     attested by  Richard A. Colletta     by  Maurice M. Taylor, Jr.
                ------------------------      ---------------------------------
                (Signature of Secretary          (Signature of President
                 or Assistant Secretary)            or Vice President)

             Richard A. Colletta, Secretary   Maurice M. Taylor, Jr., President
             ------------------------------   ---------------------------------
             (Type or Print Name and Title)   (Type or Print Name and Title)

6. If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

     If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated                      , 19
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